CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



    We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Caldwell & Orkin Funds, Inc. and to the use of our report dated May 27, 1999 on the financial statements and financial highlights of The Caldwell & Orkin Market Opportunity Fund, a series of shares of The Caldwell & Orkin Funds, Inc. Such financial statements and financial highlights appear in the 1999 Annual Report to Shareholders which is incorporated by reference in the Registration Statement.




                                                      /s/ Tait, Weller & Baker
                                                          TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
August 26, 1999